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                                                                    EXHIBIT 4.16

                          AMENDMENT TO RIGHTS AGREEMENT

      AMENDMENT TO RIGHTS AGREEMENT (this "AMENDMENT") dated as of December 15, 2003 by and between Corrpro Companies, Inc., an Ohio corporation (the "COMPANY"), and ComputerShare Investor Services, LLC, as successor Rights Agent to National City Bank (the "RIGHTS AGENT").

      WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of July 23, 1997, as amended (the "AGREEMENT");

      WHEREAS, Section 27 (SUPPLEMENTS AND AMENDMENTS) of the Agreement provides, in part, that the Agreement may be supplemented or amended without the approval of any holders of Right Certificates (as defined in the Agreement);

      WHEREAS, the Board of Directors of the Company has approved, and has authorized the execution and delivery by the Company, of a Securities Purchase Agreement dated as of December 15, 2003, by and between the Company, and Wingate Partners III, L.P., a Delaware limited partnership ("PURCHASER"), pursuant to which Purchaser will purchase $13,000,000 of the Company's redeemable preferred stock and warrants to purchase up to that number of shares equal to 40% of the fully diluted Common Shares (as defined in the Agreement); and

      WHEREAS, the Board of Directors of the Company has determined in good faith that the amendments to the Agreement set forth herein are desirable and, pursuant to Section 27 (SUPPLEMENTS AND AMENDMENTS) of the Agreement, has duly authorized such amendments to the Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

      Section 1. AMENDMENT TO SECTION 1(A) OF THE AGREEMENT. Section 1(a) of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Acquiring Person":

            Notwithstanding anything in this Agreement to the contrary, none of Wingate Partners III, L.P., a Delaware limited partnership ("Wingate"), its Affiliates or its Associates, either individually or as a group, shall become an Acquiring Person by reason of the approval, execution or delivery of the Securities Purchase Agreement, dated December 15, 2003, by and between Wingate and the Company or the consummation of the transactions contemplated thereby or any announcement of the same.

      Section 2. EFFECTIVENESS. This Amendment shall be effective as of December 15, 2003, as if executed by both parties on such date. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect, and all references to the Agreement from and after such time shall be deemed to be references to the Agreement as amended hereby.

      Section 3. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the

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remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 4. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and constructed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to conflicts of laws principles.

      Section 5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 6. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

      Section 7. EXHIBITS. Exhibits B and C to the Agreement are hereby deemed to be amended in a manner consistent with this Amendment.

                                    * * * * *

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to
Rights Agreement to be duly executed as of the day and year first above written.

Attest:                                     Corrpro Companies, Inc.

By: /s/ Robert M. Mayer                     By: /s/ Joseph W. Rog
    -----------------------------------         -------------------------
    Name: Robert M. Mayer                       Name: Joseph  W. Rog
    Title: Sr. VP & CFO                         Title: Chairman, CEO & President

                                            ComputerShare Investor Services, LLC

By:                                         By: /s/ Cynthia Nisley
   ---------------------------                  ----------------------------
   Name:                                        Name: Cynthia Nisley
         ---------------------                  Title: Director, Relationship
   Title:                                              Management
          --------------------

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                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

      AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "AMENDMENT") dated as of March 30, 2004 by and between Corrpro Companies Inc., an Ohio corporation (the "COMPANY"), and ComputerShare Investor Services, LLC (the "RIGHTS AGENT").

      WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement, dated as of July 23, 1997 (the "AGREEMENT"), as amended by Amendment No. 1 dated December 15, 2003;

      WHEREAS, Section 27 (SUPPLEMENTS AND AMENDMENTS) of the Agreement provides, in part, that the Agreement may be supplemented or amended without the approval of any holders of Right Certificates (as defined in the Agreement);

      WHEREAS, the Company has entered into the Securities Purchase Agreement dated as of December 15, 2003, by and between the Company and CorrPro Investments, LLC, a Delaware limited liability company ("PURCHASER"), pursuant to which Purchaser agreed to purchase $13,000,000 of the Company's redeemable preferred stock and warrants to purchase up to that number of shares equal to 40% of the fully diluted Common Shares (as defined in the Agreement); and

      WHEREAS, the Board of Directors of the Company has determined in good faith that the amendments to the Agreement set forth herein are desirable and, pursuant to Section 27 (SUPPLEMENTS AND AMENDMENTS) of the Agreement, has duly authorized such amendments to the Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

      Section 1. AMENDMENT TO SECTION 7(A) OF THE AGREEMENT. Clause (i) of
Section 7(a) of the Agreement is hereby amended and restated in its entirety as follows:

      (i) the Close of Business on March 30, 2004 (the "FINAL EXPIRATION DATE"),

      Section 2. EFFECTIVENESS. This Amendment shall be effective as of March 30, 2004, as if executed by both parties on such date. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect, and all references to the Agreement from and after such time shall be deemed to be references to the Agreement as amended hereby.

      Section 3. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 4. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and constructed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to conflicts of laws principles.

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      Section 5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 6. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

      Section 7. EXHIBITS. Exhibits B and C to the Agreement are hereby deemed to be amended in a manner consistent with this Amendment.

                                    * * * * *

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to
Rights Agreement to be duly executed as of the day and year first above written.

Attest:                                    CORRPRO COMPANIES, INC.

By: /s/ Gretchen M. Bunnell                By: /s/ Joseph W. Rog
    ----------------------------              ------------------------
    Name: Gretchen M. Bunnell                 Name: Joseph W. Rog
    Title: Paralegal                          Title: Chairman, CEO and President

                                           COMPUTERSHARE INVESTOR SERVICES, LLC

By: /s/ Juli Bark                          By: /s/ Cynthia Nisley
    ----------------------------              ---------------------------
    Name: Juli Bark                           Name: Cynthia Nisley
    Title: Director, Marketing                Title: Director, Relationship
                                                      Management